UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2020

SPHERE 3D CORP.
(Exact Name of Registrant as Specified in Charter)

Ontario, Canada	001-36532	98-1220792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Don Mills Road, Bldg. 2, Suite 900 Toronto, Ontario	M3C 1W3
(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 571-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

NASDAQ Rule 5550(a)(2) Listing Compliance

As previously disclosed, on January 3, 2020, Sphere 3D Corp., (the "Company") received a notification letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company did not satisfy the requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) to maintain a minimum bid price of $1.00 per share.

On May 19, 2020, the Company received written notice from Nasdaq informing the Company that it has regained compliance with Rule 5550(a)(2) and this matter is now closed.

On May 20, 2019, the Company issued a press release to disclose the listing notification letter from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2020

SPHERE 3D Corp.

By: /s/ Peter Tassiopoulos
          Name:  Peter Tassiopoulos
          Title: Chief Executive Officer

EXHIBIT INDEX Form 8-K

Exhibit Number	Description
99.1	Press Release dated May 20, 2020